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                                                                   Exhibit 10.49
                               PURCHASE AGREEMENT

        This Agreement is effective as of this 4th day of October, 2000, between ARV INVESTMENT GROUP, INC., a California corporation of 245 Fischer Avenue, D-1, Costa Mesa, California 92626 (the "Seller"), and EENHOORN DEVELOPMENT, L.L.C., of 2620 Horizon Drive, S.E., Suite C, Grand Rapids, Michigan 49546 (the "Buyer"), upon the terms and conditions set forth below.

        1. BACKGROUND RECITALS

               (a) Seller owns all of the general partner interest (collectively, the "General Partner Interests: and each a "General Partner Interest") in five (5) limited partnerships identified respectively as Franklin Commons LP, an Indiana limited partnership ("Franklin"), Grand Rapids Housing Partners Limited Dividend Housing Association Limited Partnership, a California limited partnership ("Grand Rapids"), Lansing Housing Partners Limited Dividend Housing Association Limited Partnership, a California limited partnership ("Lansing"), Rosewood Villas, a California limited partnership ("Rosewood"), and ARV San Marcos, a California limited partnership ("San Marcos") (referred to individually as a "Partnership" and collectively the "Partnerships"). Each Partnership was formed in accordance with the terms and provisions of an agreement of limited partnership (referred to individually as a "Partnership Agreement" and collectively as the "Partnership Agreements", more particularly described on the attached Exhibit A. Each of the Partnerships owns a separate apartment complex, as more particularly described on the attached Exhibit B (referred to individually as an "Apartment Complex" and collectively as the "Apartment Complexes").

               (b) In connection with the development of, and construction of the improvements at, the Apartment Complexes, the Partnerships entered into financing arrangements with General Electric Capital Corporation, a New York corporation ("Lender") whereby Lender made five (5) separate construction loans to the Partnerships (referred to individually as a "Construction Loan" and collectively as the "Construction Loans") secured by first lien mortgages encumbering the Apartment Complexes, and simultaneously issued forward commitments to fund permanent take-out loans (referred to individually as a "Permanent Loan" and collectively as the "Permanent Loans") upon the satisfaction of certain conditions precedent. Each Construction Loan was evidenced by a promissory note, mortgage, a forward commitment, and other documents intended to secure the Construction Loan indebtedness (collectively, the "Construction Loan Documents"), which documents are more particularly described on the attached Exhibit C.

               (c) As of the date of this Agreement, Lender has funded Permanent Loans on the Rosewood and San Marcos Apartment Complexes. Each of said Permanent Loans is evidenced by a promissory note, mortgage or deed of trust and other documents intended to secure the Permanent Loan indebtedness against the particular Apartment Complex (collectively, the "Permanent Loan Documents"), which documents are more particularly described on the attached Exhibit D. With respect to the Franklin, Grand Rapids, and Lansing Apartment Complexes, the Construction Loans funded by Lender remain in place and certain conditions precedent to Lender's funding of a Permanent Loan therefor remain to be satisfied.


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               (d) In connection with the development of, and construction of the improvements at, the Apartment Complexes, the Partnerships entered into separate development management agreements (referred to individually as a "Development Agreement" and collectively as the "Development Agreements") with certain entities affiliated with Seller (the "Developers"), as more particularly described on the attached Exhibit E, providing for development fees ("Development Fees") to be paid to the Developers in consideration of services rendered to develop and construct the Apartment Complexes. In connection with the further development of the Apartment Complexes, the Partnerships entered into separate property management agreements (referred to individually as a "Management Agreement" and collectively as the "Management Agreements"), as more particularly described on the attached Exhibit F with ARV Assisted Living, Inc. ("ARV"), an entity affiliated with Seller, providing for property management fees and incentive management fees (collectively, the "Management Fees") to be paid to ARV in consideration of property management services rendered in connection with the operation of the Apartment Complexes. In connection with the operation and development of the Apartment Complexes the manager for the Partnerships have entered into agreements with the Housing Regulatory Authority for each of their respective states as described on the attached Exhibit F, affecting certain aspects of the operation and leasing of the Apartment Complex in that state (the "Regulatory Agreements").

               (e) Seller now desires to sell, transfer and assign all of its General Partner Interest, its right and interest and the interest of any affiliates under the Partnership Agreements, the Construction Loan Documents, the Permanent Loan Documents, the Development Agreements, including, but not limited to, the right to receive all accrued but unpaid Development Fees, Management Fees, distributable cash flow, revenues, and tax credits generated thereby or due thereunder (collectively referred to as the "Seller Portfolio Interest") to Buyer, and Buyer desires to purchase the Seller Portfolio Interest and accept all assignments related thereto, subject to the terms and conditions contained herein below.

               (f) This Purchase Agreement has been entered into between the Buyer and the Seller to reflect the terms of their agreement upon which the Seller shall sell and the Buyer shall purchase the Seller Portfolio Interest.

        2. PURCHASE PRICE. At closing, Buyer will pay to Seller $3,050,000 in certified funds, immediately available (the "Purchase Price"). Upon completion of the Inspection Period, provided for below, the parties shall mutually agree to allocate the Purchase Price between the respective components of the Seller Portfolio Interest or to rearrange or recharacterize the payment of the Purchase Price as a contribution to the capital of one or more of the Partnerships.

        3. CONVEYANCE OF SELLER PORTFOLIO INTEREST. Upon the fulfillment of the closing terms and conditions the Seller shall assign and convey all of its right, title and interest in the Seller Portfolio Interest to Buyer, free and clear of all liens and encumbrances, except those permitted by this Agreement. At closing the Seller shall sign and deliver to Buyer the assignment and conveyance documents, warranting Seller"s title to the Seller Portfolio Interest, unencumbered except as allowed by this Agreement, required to assign and convey the following:

               (a) All of the General Partner Interests in the Partnerships shown on the attached Exhibit A, in the form and manner and with all approvals required by the respective Partnership

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agreements. To the extent Seller does not hold the full title and interest to all of the General Partner Interests or other Seller Portfolio Interests it shall acquire those and be able to convey them at closing to the Buyer, free and clear of all rights, liens and encumbrances of any other party. Seller shall resign as general partner of the Partnerships and shall cause Buyer or an affiliate or assignee of Buyer to be admitted as the new sole general partner of the Partnerships.

               (b) Any and all of Seller"s right, title and interest as a limited partner in the Partnerships, or any other ownership interest Seller holds in any of the Partnerships, in addition to those already stated in a) above, in the form and manner and with all approvals required by the Partnership agreements, which right, title and interest of Seller are listed on Exhibit G;

               (c) Any right, title and interest Seller may own in any of the Apartment Complexes in addition to the Seller Portfolio Interest, or in any real property adjacent to the Apartment Complexes, which right, title and interest of Seller are listed on Exhibit H;

               (d) All of the tangible and intangible personal property assets of Seller held or used in conjunction with the operation, maintenance, management and administration of the Apartment Complexes and the Partnerships, including but not limited to: all motor vehicles, repair and maintenance materials, consumables, parts and inventory of any nature, landscaping or sidewalk maintenance and repair equipment and machinery, apartment and building maintenance and repair machinery and equipment, the books and records of the Apartment Complexes, records of the accrued fees, contract rights and tax credits, trade marks, trade names, telephone numbers, good will, computer programs and computers, software licenses, all leases, Regulatory Agreements and other contracts which have been entered into with regard to the Apartment Complexes or Partnerships, all receivables, bank accounts, cash on hand, investments, or other amounts, entitlements or claims owing, excepting the Seller's corporate office furniture and equipment as listed on Exhibit I (cumulatively these assets to be transferred are referred to as the "Personal Property"). A schedule of the Personal Property to be transferred to Buyer at closing shall be delivered to Buyer within 15 days of the effective date of this Agreement. To the extent the Seller, or the Partnerships, do not hold title to the Personal Property listed above which is used in conjunction with the operation, maintenance, management and administration of the Apartment Complexes and the Partnerships, Seller shall acquire that title to the Personal Property to be able to convey it to Buyer by warranty bill of sale at closing.

               (e) All of Seller"s right, title and interest, in the Construction Loan Documents and the Permanent Loan Documents, including any rights to Cash Flow.

               (f) All of the Partnership books, records and files.

               (g) All of the plans and specifications for the Apartment Complexes.

        The assets to be transferred to Buyer as listed in this Section 3 are hereafter referred to cumulatively as the "Assets".

        4. CLOSING.

               (a) The closing shall occur concurrently with the closing of the Permanent Loans

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issued by the Lender to the Partnerships. Buyer, with Seller's assistance, shall prepare the documents for the closing of the transaction including the assignment of the Partnership and loan interests, the conveyance of any real and Personal Property, a closing statement memorializing the transaction, all documents required for the amendment of the Partnership agreements, including the notices of meetings and documentation of the actions to approve the amendments, and appointment of new general partners, and such other documents as may be necessary or customary to complete the closing called for by this Agreement. For purposes of complying with this Agreement, the Seller shall be able to convey at closing all of the Assets in the manner provided for in this Agreement. However, the actual documents delivered at closing and the transactions completed shall vary with the elections allowed to be made by the Buyer and Seller as permitted under this Agreement to achieve the desired transfer of the Assets, compliance with securities laws, and the tax requirements of this transaction. The Seller shall assist and cooperate in the preparation of the closing documents. The parties shall mutually exchange information and documents for review and approval in preparation for the closing. At closing Seller shall pay the cost of any title insurance premium update or fairway endorsement ordered by Buyer for the transaction. The Buyer shall pay for any new or recertified surveys for the Apartment Complexes obtained by Buyer as part of its due diligence review. Seller shall also pay any transfer tax which is due and owing as a result of the transactions provided for under this Agreement. To the extent there are any charges by any closing agent, title insurance company agent or escrow agent for their services under this Agreement, those fees shall be paid 1/2 by each party. The Seller shall be responsible for paying the recording costs of all documents to remove any liens or encumbrances from the Apartment Complexes and Personal Property and the cost of providing certificates of good standing on each of the Partnerships and the Seller. The Buyer shall pay for the cost of any UCC search on each of the Partnerships, the Seller and the Apartment Complexes for both the states in which those Apartment Complexes and Partnerships are located and the counties in which they are located. The parties shall each pay their own attorneys and other advisors with regard to charges for the closing and any other closing costs shall be split equally between the parties.

               (b) The Seller shall receive all rental and other income of the Apartment Complexes and the Partnerships and use such income in the ordinary course of business from the date of this Agreement to the date of closing. At closing all such amounts received which have not been expended in the ordinary course of business shall be delivered to and retained by Buyer. All prepaid rental or other income for the Apartments held by Seller for periods which have not yet occurred shall be delivered to and retained by Buyer at closing.

               (c) At or prior to closing the Seller shall pay all outstanding taxes and assessments of the Partnerships and Apartment Complexes. Outstanding taxes and assessments shall include all of those which have become a lien and been billed to date. Seller shall pay all outstanding expenses including trade payables and other obligations of the Partnerships and Apartment Complexes in the ordinary course of business from the date of this Agreement up to the date of closing from the funds on hand and available to the Partnerships excluding prepaid rental or other income for the Apartments held by the Seller for periods which have not yet occurred. In addition, all reserves, escrows or other amounts required to be deposited or held under the Construction Loan Documents or the Permanent Loan Documents shall be so deposited by the Seller and in place as of the date of closing. To the extent Partnership funds are not available to pay outstanding taxes and trade payables owed by the Partnerships which are older than 30 days prior

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to the date of closing, the Seller shall provide funds at closing to pay those amounts which are older than 30 days prior to the day of closing.

               (d) Property management fees and expense reimbursements for the month in which the transaction is closed shall be prorated to the day of closing with the Seller receiving credit for the day of closing. At closing Seller shall assign to Buyer any claim for any accrued but unpaid management fees, payroll fees and intercompany fees for the management of the Apartment Complexes and the Partnerships in amounts not less than those shown in Section 13(l).

        5. DELIVERY OF DOCUMENTS AND INFORMATION. Seller has delivered or within 10 days following the signing of this Agreement shall deliver to Buyer copies of:

               (a) The most recent title insurance policies or commitments and surveys and all environmental reports on the Apartment Complexes;

               (b) all local government building code compliance, inspection and repair reports, engineering, structural, safety or insurance company inspections for the last 3 years;

               (c) any and all HUD agreements and communications covering all obligations and agreements for the Apartment Complexes;

               (d) a report showing the Tax Credits received for the Apartment Complexes upon their construction and the subsequent use and status of the Tax Credits through the current date;

               (e) an accounting for each of the Partnerships listing the Accrued Fees (development fees, incentive management fees and property/asset management fees) for each of the Partnerships showing the amount of the fees incurred by the Seller, any payments made on those fees to date and the amount currently owing for each of the fees;

               (f) copies of all the Partnership Agreements for the Partnerships and full and complete copies of the records and correspondence of each of the Partnerships from their creation to the date of this Agreement;

               (g) a specimen copy of each lease used for the Apartment Complexes, the existing rent rolls, and laundry leases (if any);

               (h) any notices or other documentation from any governmental body or agency with regard to: taxes, (including the Grand Rapids Pilot program) compliance violations or required corrective actions, utility bills and property tax bills for the last 12 months;

               (i) reports of maintenance and repairs for the last 12 months;

               (j) make available any other records for the calendar years 1998, 1999 and 2000 through the date of closing used in conjunction with the operation of the Apartments;

               (k) provide access to the plans and specifications for each of the Apartment

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Complexes and assist in any information needed for the inspection of those
Apartment Complexes;

               (l) all audited financial reports and tax returns for the Apartment Complexes and Partnerships for the last 3 years, a current certified accounts payable and receivable list for the Apartment Complexes and the Partnerships;

               (m) bank statements showing deposits for past 12 months, the most recent 3 months of Lender invoices showing the outstanding principal balance, interest rate, and restricted cash on hand with the Lender for the Apartment Complexes; and copies of all loan documents and any proposed commitments or other proposed loan documents or loan terms for the structuring of the permanent loans for the Partnerships;

               (n) a copy of all of the agreements with the Lender which relate to the Cash Flow Agreements between the Lender and the Seller with regard to the Apartment Complexes and the Partnerships;

               (o) copies of all equipment, leases or other personal property leases being used in conjunction with the management and operation of the Apartment Complexes and Partnerships; and

               (p) copies of all service and maintenance contracts that are in effect with regard to the Apartment Complexes and the Partnerships. Within 30 days following the signing of this Agreement:

               (q) a resolution of Seller's Board of Directors approving the transaction provided for in this Agreement and authorizing its closing;

               (r) Certificates of Good Standing from each state in which the general partner and each of the Partnerships are qualified to do and are doing business showing them to be in good standing in those jurisdictions;

               (s) a list of (i) all existing litigation in which the Seller or the Partnerships are involved together with copies of the pleadings on file in those cases, (ii) all claims pending by any parties against the Seller or the Partnerships, including any notices or letters which have been received by the Seller or the Partnerships with regard to any claims or potential claims or liability which the Seller or Partnerships may have from third parties other than tenants, including employee claims; (iii) all claims pending by tenants including any notices or letters which have been received by Seller or the Partnerships from a tenant stating a claim or potential claim for liability against the Seller or the Partnerships under a lease in one of the Apartment Complexes; and (iv) or any claims pending made by Partners within the Partnerships against the Partnerships or the Seller as the general partner; and

               (t) copies of all occupancy certificates and compliance certificates for each of the Apartment Complexes.

        6. REAL AND PERSONAL PROPERTY TAXES AND ASSESSMENTS. Any real and personal

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property taxes levied against the Apartment Complexes and Personal Property will be paid by the Partnerships in the normal course of operations. There shall be no tax proration of tax billings. All taxes and special assessments levied against the Apartment Complexes prior to closing shall be paid in full at or before closing.

        7. DUE DILIGENCE.

               (a) Buyer shall have until 30 days following the Buyer's receipt of written notice of approval for the transaction from GE Capital and Seller's board of directors or such extended date as may arise under Section 10 below (the "Inspection Period"), in which to inspect all of the Apartment Complexes and Personal Property, and to review, inspect and verify all of the mortgage loans and other loans, accounts and balances owed by the Partnerships, the leases, rent rolls, business documents and records of the operation of the Apartment Complexes and the Partnerships, all information listed on the Exhibits, the effects on and implications for the Buyer and its related parties of the Tax Credit Reduction and Recapture Guaranty Agreement dated November 15, 1994 and any other information pertinent to this transaction. To the extent Buyer is dissatisfied, in its sole discretion, with any portion of the Seller Portfolio Interest or its analysis of the Tax Credit Reduction and Recapture Guaranty Agreement as a result of its due diligence it may terminate this Agreement during the Inspection Period and receive a prompt refund of the Deposit delivered to the Escrow Agent as provided below in this Agreement.

               (b) Buyer and its agents shall be given reasonable access to all of the records of the Seller, the Partnerships, the Apartment Complexes, Personal Property and Partnership loans, and access to the Apartment Complexes and Personal Property for such inspections as it may wish to undertake. Buyer shall be solely responsible for all of the costs of its due diligence efforts except that at closing Seller shall pay the cost of any title insurance premium update or fairway endorsement ordered by Buyer for the transaction. Seller shall cooperate in providing the access and information to the Buyer, and offer such reasonable assistance as Buyer may need to inspect the Real Property and Personal Property, review the information provided, receive approvals for the transaction from the Partnerships, and receive estoppel letters from commercial tenants or holders of service contracts and payoff amounts from lenders as required by Buyer. Promptly following the signing of this Agreement Seller and Buyer shall mutually seek approval of GE Capital for the transactions required by this Agreement. To the extent there is a charge by GE Capital for its approval of this transaction, that cost shall be paid equally by the two parties.

        Buyer agrees to indemnify the Seller and the Partnership from and against any and all claims, liens, actions, costs or damages arising out of or relating to Buyer's inspections and due diligence efforts under this Purchase Agreement. Except as otherwise stated under this Agreement all costs of Buyer's due diligence shall be paid by Buyer, and the Seller and the Partnerships shall not pay any such costs nor incur any liability as a result of Buyer's due diligence efforts.

        Buyer acknowledges that Seller has made no representations or warranties regarding the condition of the Apartment Complexes aside from what is contained in this Agreement and that Buyer is making and relying upon its own investigation on the physical, environmental, economic and legal conditions of the Apartment Complexes, and Buyer shall acquire the Seller Portfolio Interest in its "AS IS" condition on the closing date; provided, however, that Seller does represent

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and warrant that to the best of its knowledge the documents and information delivered by it to Buyer are true and complete documents with regard to the Apartment Complexes and Seller Portfolio Interest except where otherwise explicitly stated by Seller.

        8. MANAGEMENT OF PARTNERSHIP ASSETS UNTIL CLOSING.

               (a) During the interim period of time from the Effective Date of this Agreement until closing, Seller shall continue to receive income, pay expenses and manage the day-to-day operations of the Apartment Complexes and the Partnerships" affairs and administration, in the ordinary and customary course of business as they have been managed for the prior year. The Apartment Complexes and Personal Property shall be in the same condition as of the date of closing as it is in as of the date of this Agreement, subject to ordinary wear and tear and changes caused by Buyer, and there shall be no new or increased liens or indebtedness upon the Apartment Complexes or Personal Property unless specifically approved by the Buyer. To the extent that any repairs are ordered, or required by governmental authority or Lender prior to the time of closing this Agreement they shall be performed by Seller and completed prior to the date of closing. From the effective date of this Agreement to the date of closing, Seller shall not undertake any actions or fail to take any actions which will cause any liens or encumbrances to arise against the Apartment Complexes, the Personal Property or any of the Assets or the Partnership interests themselves, and Seller shall not make a conveyance of any interest in any of the Partnership interests which are subject to this Agreement to any third party, or engage in any activity which will give rise to a lien, encumbrance or claim, which will knowingly devalue any of the assets in the Seller Portfolio Interest to be transferred under this Agreement, or which will accelerate the payment of any loan owed by the Partnerships.

               (b) Following the payment of taxes, trade payables and other business expenses, Seller may pay in the ordinary course of business any current payroll fees or current management fees for the Apartment Complexes and current incentive management fees owed to it for the San Marcos Apartment Complex from the funds on hand of the respective Partnerships. However, Seller shall not pay itself any accrued or past-due management fees or incentive management fees from any of the Partnerships or Apartment Complexes.

        9. CONFIDENTIALITY. The parties agree that all of the information which they exchange with each other concerning the Portfolio, adjacent or related properties, their companies, their methods of doing business and operations and any other matters exchanged as part of negotiating the letter of intent or this Agreement shall be kept and remain confidential and shall not be used for any other purpose or given to any other parties or individuals except those related to Buyer and/or Seller and their associated consultants and representatives as necessary for the purpose of participating in the conveyance of the Assets from Seller to Buyer. In the event this Agreement is terminated, each party shall return to the other all originals and any copies which have been made of the written information or disks provided by the other party and the obligation not to disclose any information received under the letter of intent or this Agreement shall survive the termination of this Agreement. The parties agree that the information which they are exchanging is and shall be treated as trade secrets and either party shall be entitled to enforce the confidentiality provision of this Agreement before any court of competent jurisdiction and obtain specific performance, injunctive and other appropriate equitable relief to enforce the provisions of this Section.

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        10. APPROVALS AND AMENDMENTS TO PARTNERSHIP AGREEMENTS. Promptly
following the Effective Date of this Agreement Seller shall obtain any approvals and amendments and resolutions required under each of the Partnership agreements of the Partnerships as necessary to allow for the transfer of Partnership interests and the completion of the transactions called for by this Agreement to occur as of the closing including those provisions stated on Exhibit J. No other amendments to the Partnership agreements of the Partnerships shall occur from the Effective Date of this Agreement to the date of closing. The time period allowed for the Inspection Period under Section 7 above shall, if necessary, be extended until 15 days after the delivery to the Buyer by the Seller of all of the amendments, approvals and resolutions called for by the Partnership agreements to permit the transfer at closing of the General Partnership Interests and the completions of the transactions called for by this Agreement.

        11. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents, warrants and covenants to Buyer that as of the date of this Agreement:

               (a) Seller is a validly existing corporation, duly organized and in good standing in the state of California, with full corporate power and authority to conduct its businesses and operations, as is now being conducted, and to enter into this Agreement, is duly qualified to do business in every jurisdiction in which the Partnerships are doing business.

               (b) The execution, delivery and performance by Seller of this Agreement and the agreements, exhibits and other documents to be signed and delivered by Seller pursuant to this Agreement have been duly and validly authorized and upon their signing and delivery by Seller will constitute valid and binding agreements upon Seller enforceable in accordance with their terms, and that the individuals signing on behalf of the Seller have the legal power, authority and capacity to bind the Seller.

               (c) The signing, delivery and performance of this Agreement and any other documents to be signed in connection with this Agreement and the consummation of the transaction contemplated by this Agreement, in compliance with the provisions of this Agreement by the Seller, upon approval of Seller's Board of Directors will not violate any provisions of the Articles of Incorporation or Bylaws of the Seller, or violate or result in the breach of or conflict with any laws, regulations, orders, writs, ordinances, injunctions, decrees, rules or judgments applicable to the Seller or any of their assets.

               (d) Each of the Partnerships is a validly existing partnership, duly organized and in good standing with full power and authority to conduct its business and operations as it is now being conducted in every jurisdiction in which each Partnership is doing business.

               (e) The signing, delivery and performance of this Agreement and any other documents to be signed in connection with this Agreement and the consummation of the transaction contemplated by this Agreement, in compliance with the provisions of this Agreement by the Seller, upon the approval of all regular, special and investor limited partners as required by the Partnership Agreements, will not violate any of the Partnership Agreements.

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               (f) To the best of Seller's knowledge all of the documents and information delivered to the Buyer concerning the Apartment Complexes and the Seller Portfolio Interest are true and complete sets of documents and information unless otherwise explicitly disclosed by the Seller.

        12. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents, warrants and covenants to Seller that as of the date of this Agreement:

               (a) Buyer is a validly existing limited liability company duly organized and in good standing in the state of Michigan, with full power and authority to conduct its businesses and operations, as is now being conducted, and to enter into this Agreement, is duly qualified to do business in every jurisdiction in which it does business.

               (b) The execution, delivery and performance by Buyer of this Agreement and the agreements, exhibits and other documents to be signed and delivered by Buyer pursuant to this Agreement have been duly and validly authorized and upon their signing and delivery by Buyer will constitute valid and binding agreements upon Buyer enforceable in accordance with their terms, and that the individuals signing on behalf of the Buyer have the legal power, authority and capacity to bind the Buyer.

               (c) The signing, delivery and performance of this Agreement and any other documents to be signed in connection with this Agreement and the consummation of the transaction contemplated by this Agreement, in compliance with the provisions of this Agreement by the Buyer do not and will not violate any provisions of the Articles of Organization of the Buyer, or violate or result in the breach of or conflict with any laws, regulations, orders, writs, ordinances, injunctions, decrees, rules or judgments applicable to the Buyer or any of its assets.

        13. CONDITIONS PRECEDENT TO PURCHASE BY BUYER. The obligations of Buyer to close under this Agreement are subject to the following conditions precedent:

               (a) All representations, warranties and covenants of the Seller contained in this Agreement, including the exhibits, shall be true and correct in all material respects when made and again at and as of the closing date as though made at and as of the time of closing.

               (b) The Seller shall perform and comply in all material respects with all covenants, agreements and conditions required by this Agreement to be performed and complied with by it prior to the closing date.

               (c) The transactions proposed under this Agreement shall have received any and all consents, waivers, authorizations, approvals required by any governmental authority necessary to allow the execution, delivery and performance of any part of the transaction contemplated by this Agreement.

               (d) The Partnerships shall have good and marketable fee title to all of the Apartment Complexes and Personal Property covered by this Agreement, subject to permitted liens and exceptions.

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               (e) Seller shall have or be able to deliver good and marketable fee title to all of the General Partner Interests to be transferred to Buyer under this Agreement.

               (f) The Seller Portfolio Interest to be conveyed or assigned under this Agreement shall be in as good or better condition and of equal or greater value, respectively, as they were in at the end of the Inspection Period allowed for in Section 7 above and to the extent any approvals or consents are required for the assignment of any of the assets or liabilities, they shall have been received by Buyer at least 10 days prior to the date of closing.

               (g) Except for Lender's rights under the Management Agreements by virtue of the collateral assignments taken by Lender and the personal property leased in the operation of the Apartment Complexes pursuant to longer leases as disclosed under this Agreement, all of the contracts governing the management of any of the Seller Portfolio Interest or liabilities to be transferred under this Agreement including the management agreement(s) for the Apartment Complexes, Personal Property, the Partnerships, and all assets and liabilities to be transferred to Buyer shall be terminable by Buyer as of the date of closing.

               (h) There shall be no obligation by the Buyer to assume any of the employment contracts, compensation, benefits or liabilities for any of the employees of the Seller. The Buyer expects to employ the existing employees of the Seller for a period of 60 days or longer following closing as Buyer shall elect at a compensation level it will disclose to those employees prior to the completion of Buyer's due diligence, (if Buyer does not elect to terminate this Agreement during the Inspection Period), and the employment and Buyer"s liability for any amounts or obligations owed to those individuals shall begin as of the day after closing.

               (i) The balances owing and annual loan payments required (subject to changes imposed by Lender which should not exceed 3% of the amount stated) as of the date of this Agreement are as follows:


                                    Not more than
        Franklin balance            $2,498,102            annual payment   $240,183
                                    ----------                             --------
        Grand Rapids balance        $4,310,255            annual payment   $493,787
                                    ----------                             --------
        Lansing balance             $4,160,986            annual payment   $463,718
                                    ----------                             --------
        Rosewood  balance           $5,468,450            annual payment   $515,287
                                    ----------                             --------
        San Marcos balance          $5,400,000            annual payment   $512,593
                                    ----------                             --------


 At closing, the combined balances of the outstanding loans owed by the Partnerships to Lender shall not exceed $____________. This amount shall reflect the paydown of the principal balance of the Lender's loans by the Seller at or prior to closing in an amount of $2,250,000 or more. The Buyer shall have received all consents and approvals required by the Lender for the transactions anticipated by this Agreement. All of the mortgage debt on the Apartment Complexes in favor of Lender shall be fixed, permanent and nonrecourse to the General Partner of the Partnerships (other than standard carve-outs in the permanent loans and the Operating Deficit Guarantees). No other debt shall be owed by the Partnerships or be a lien against the Apartment Complexes.

               (k) The Partnership agreements shall have been amended as required by Exhibit J and any of the provisions of this Agreement and all Partnership approvals and resolutions required by the Partnership Agreements shall be delivered at closing.

               (l) The Accrued Fees owing by the Partnerships to the Seller have balances owing as of the date of this Agreement, which balances shall continue to be due and owing as of the day of closing, as follows:


Franklin

        Development Fees                    $780,000.00
        Incentive Fees                      $         0
        Property Management Fees            $157,921.97
                                                   Subtotal      $937,921.97

Grand Rapids

        Development Fees                    $1, 682,000.00
        Incentive Fees                      $            0
        Property Management Fees            $   310, 236.71
        Architectural Supervision Fees      $   285,000.00
                                                   Subtotal      $2,277,237.71

Lansing

        Development Fees                    $1,332,000.00
        Incentive Fees                      $           0
        Property Management Fees            $  267,418.50
        Architectural Supervision Fees      $  240,000.00
                                                   Subtotal      $1,839,418.50

Rosewood

        Development Fees                    $1,056,000.00
        Incentive Fees                      $           0
        Property Management Fees            $  124,803.44
                                                   Subtotal      $1,180,803.44

San Marcos

        Development Fees                    $           0
        Incentive Fees                      $           0
        Property Management Fees            $           0
                                                   Subtotal      $        0

                                                          Total                 $6,235,381.62


               (m) Unless approved by Buyer, there shall be no material change and condition in any of the Apartment Complexes, Personal Property, Partnership interests, Assets or loan interests to be conveyed to or assigned to Buyer under this Agreement, and all of the Apartment Complexes, Personal Property, Partnership interests, Assets and loans owed by the Partnerships shall have been managed, handled and paid in the ordinary course of business from the day of this Agreement to closing.

               (n) There shall be no liens against any of the interests to be transferred under this Agreement except as allowed by this Agreement.

               (o) All of the accounts established with the Lender for taxes, insurance, replacement, security deposits or other operating reserves shall be funded as of the closing in the amounts required by the Lender.

               (p)    intentionally left blank;

               (q) All outstanding expenses, including taxes and assessments, trade payables and other obligations of the Partnerships and Apartment Complexes shall be paid in the normal course of business, except as provided in this Agreement, and Seller shall pay at closing, to the extent that Partnership funds are not available, any third-party trade payables owed by the Partnerships older than 30 days prior to the date of closing

               (r) Partnership liabilities and expenses owed to parties other than Seller shall be paid in the normal course of business. Seller may also pay, itself or affiliates current management fees earned by Seller after June 1, 2000, and any outstanding payroll reimbursements. Seller shall make no other distributions from the funds or assets of the Partnerships or the Apartment Complexes to Seller and/or its assignees or affiliates.

               (s) The assets shall be in the same condition they were in upon the signing of the Agreement, ordinary operations and wear and tear excepting and any repairs required by any local governments or the Lender as stated in
Section 8 shall have been completed by the Seller.

        14. CONDITIONS PRECEDING TO SALE BY SELLER. The obligations of Seller to close under this Agreement are subject to the following conditions preceding:

               (a) The Board of Directors of Seller shall approve all of its obligations under this Agreement prior to the end of the Inspection Period;

               (b) Seller shall have obtained the approval of the Lender for the proposed transactions; and

               (c) Prior to the close of the Inspection Period Seller shall have obtained the approval of all limited partners and all special limited partners for the proposed transaction.

        15. DEFECTS TO ANY TRANSFER AND CURE. On or before the close of the Inspection Period to the extent that Buyer has not received any required approvals or conveyances from the Partnerships or if there are any known or potential encumbrances, liens or flaws in title to any of the Assets or liabilities to be received by Buyer; Buyer shall give notice to Seller of the missing approvals and defects. Seller shall have 30 days to cure those defects and thereafter, if the defects still exist, and are not waived by Buyer, Buyer may terminate this Agreement and the Deposit shall be returned to Buyer.

        16. PAYMENT OF CREDITORS. From the effective date of this Agreement until closing, there shall be no acceleration in payment of any payables to creditors. Only payments which are regularly scheduled payments shall be made.

        17. EARNEST MONEY DEPOSIT. Upon the signing of this Agreement, the Buyer will deposit $100,000 (the "Deposit") with a title insurance company selected by the parties for this transaction, which Deposit shall be held in an interest bearing account for the benefit of the Buyer and the interest shall be treated as part of the Deposit. The Deposit shall be refundable to Buyer in the event of default by Seller or in the event Buyer elects to terminate the transaction during the Inspection Period defined in Section 7.

        18. TERMS OF ESCROW.

               (a) The Escrow Agent shall hold the Deposit until there is a termination of this Agreement by Buyer as provided in Section 7, until closing or until it receives a notice from one of the parties of a default by the other party under this Agreement. In the event of a termination by Buyer under Section 7 the Escrow Agent shall promptly refund the Deposit to the Buyer. In the event of receiving a notice of the schedule of the closing from either of the parties, the Escrow Agent shall tender the earnest money at the closing pursuant to a closing agreement or statement approved by both parties. In the event of receipt of a copy of a notice of default from one of the parties to this Agreement the Escrow Agent shall send a copy of that notice to the other party. If an objection is received from the other party within 10 days from the delivery of the notice to that party, then the Escrow Agent shall hold the Deposit until it receives approval from both parties to dispose of the Deposit in a stated manner. If no objection is received within the 10 day period of time the Escrow Agent shall forward the Deposit to the party which has given notice of a default.

               (b) The Seller and the Buyer agree that the Escrow Agent assumes no liability under this Agreement except that of the holder of the Deposit. In the event of any dispute as to whether the Escrow Agent is obligated to deliver the Deposit, or whether any given disbursement shall be made to the Seller or the Buyer, the Escrow Agent shall not be obligated to make any disbursements, but in such event may hold the Deposit until receipt by the Escrow Agent of authorization in writing, signed by both the Seller and the Buyer, directing the disposition of the Deposit. In the absence of any such authorization, the Escrow Agent may hold the Deposit until the final determination of the rights of the Seller and the Buyer in an appropriate proceeding. If written authorization is not given, or proceedings for determination are not begun and diligently continued, the Escrow Agent shall have no obligation to bring an appropriate action or proceeding for leave to deposit the Deposit with a court of competent jurisdiction.

               (c) The Seller and the Buyer hereby agree to jointly and severally indemnify, save and hold the Escrow Agent harmless from any liability resulting from the Escrow Agent"s duties, absent any commission or omission by the Escrow Agent amounting to wilful misconduct or gross negligence. The Seller and the Buyer agree to each pay one-half of any fee charged by the Escrow Agent for its duties under this Agreement.

               (d) Upon disbursement of the Deposit in accordance with the Agreement, the Escrow Agent shall be released and acquitted from any further liability under this Agreement, it being expressly understood that the liability of the Escrow Agent is limited by the terms and conditions set forth above.

        19. SELLER'S DEFAULT. In the event of any default by the Seller which continues without cure for a period of 10 days after delivery by the Buyer of notice to the Seller, the Buyer shall have the right (but not the obligation) to terminate this Agreement by notice to the Seller and the Escrow Agent within 15 days after the occurrence of the default, and the Buyer shall have any and all rights and remedies available to the Buyer in law and at equity arising out of the default, including, without limitation, specific performance. In the event of such termination, the Escrow Agent shall promptly return the Deposit it holds to the Buyer.

        Seller's Initials   __________              Buyer's Initials  __________

        20. BUYER'S DEFAULT. In the event of any default by the Buyer which continues without cure for a period of 10 days after the delivery by the Seller of notice to the Buyer, the Seller shall have the right (but not the obligation) to terminate this Agreement by notice to the Buyer and the Escrow Agent, within 15 days after the occurrence of the default. In the event of such termination the Escrow Agent shall promptly deliver the Deposit it holds to the Seller as liquidated damages and the Seller's sole remedy available to it under this Agreement.

        Seller's Initials   __________              Buyer's Initials  __________

        21. INDEMNITY AND GUARANTY. Buyer shall indemnify the Seller from and against any and all obligations and claims that arise against any of the Partnerships during the term of Buyer"s tenure as general partner from and after the closing, except any claims that may be caused directly or indirectly by the actions of the Seller. Seller shall indemnify Buyer from any and all claims that arise against any of the Partnerships for any and all actions and occurrences up to the closing, including any tax liability of the Partnerships for time periods prior to closing, but excepting any loan indebtedness permitted to remain in place under this Agreement. An indemnification agreement shall be signed at closing to cover these indemnifications so that they shall survive the closing. Seller's guaranty, as the General Partner of the Partnerships, to Lender with regard to the tax credits received and/or taken by the Partnerships up to the date of closing including any claims by the Lender for such tax credits, and any claims for subsequent loss of or adjustment to such tax credits after closing shall be unaffected by the closing. Seller agrees to indemnify Buyer from any and all claims by Lender or any oversight, regulatory authority or taxing authority with regard to those tax credits including any and all accounting fees, audit fees and attorneys fees which may be incurred by Buyer or Lender with regard to after arising claims or issues concerning such tax credits taken prior to the date of closing.

        22. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, executors, administrators and personal representatives. Buyer may assign Buyer"s interest under this Agreement to an affiliated company. Upon that assignment, the Seller shall be given notice and the original Buyer shall be released of all liability under this Agreement.

        23. WHOLE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the terms and conditions listed and supersedes all other prior and contemporaneous negotiations and writings. This Agreement may be changed only in writing signed by all parties.

        24. NOTICES. Any notice given pursuant to this Agreement shall be in writing by (a) personal delivery, (b) expedited delivery service with proof of delivery, (c) United States registered or certified mail, return receipt requested, postage prepaid, or (d) prepaid telegram or facsimile transmission (provided that the receipt of such telegram or facsimile transmission is confirmed, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of the first attempted delivery at the address and in the manner provided herein, or, in the case of telegram or facsimile transmission, upon receipt. Unless changed in accordance with the preceding sentence, the address for notices given pursuant to this Agreement shall be as follows:

If to Seller:         ARV Investment Group, Inc.
                      245 Fischer Avenue, D-1
                      Costa Mesa, California 92628
                      Attn:  Legal Department
                      Fax:  (714) 435-7110

If to Buyer:          Eenhoorn Development L.L.C.
                      Attn:  Paulus C. Heule
                      2620 Horizon Drive, S.E., Suite C
                      Grand Rapids, Michigan 49546


With a copy to:       Varnum Riddering Schmidt & Howlett LLP
                      Attn:  Nyal Deems
                      PO Box 352
                      Grand Rapids, Michigan 49501-0352

        25. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Michigan. In the event any provision of this Agreement is in conflict with any statute or rule of any law in the State of Michigan or is otherwise unenforceable for any reason, then that provision shall be deemed severable from or enforceable to the maximum extent permitted by law, as the case may be, and that provision shall not invalidate any other provision of this Agreement. Venue for any action brought under this Agreement shall lie in Kent County,

Michigan.

        26. COSTS AND ATTORNEY FEES. In the event of any dispute over the obligations under this Agreement between the parties that results in litigation, the prevailing party shall have its legal fees paid by the other party.

        27. COUNTERPARTS. This Agreement may be signed by the parties separately on like copies, and when signed and delivered by each party, the two counterparts shall together constitute a binding agreement of the parties.

        28. CALCULATION OF TIME PERIODS. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday nor legal holiday.

        29. TIME IS OF THE ESSENCE. Seller and Buyer agree that time is of the essence of this Agreement.

        30. FURTHER ASSURANCES. Each party agrees that it will, without further consideration, executed and deliver such other documents and take such other actions, whether prior or subsequent to any Closing, as may be reasonably requested by any other party to consummate more effectively the purposes or subject matter of this Agreement.

        31. SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining of this Agreement shall nonetheless remain in full force and effect.

        32. NO THIRD PARTY BENEFICIARY. The provisions of this Agreement and the documents to be executed and delivered at the Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party. Accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at the Closing.

        33. CAPTIONS. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent or for any purpose, to limit or define the text of any section or any subsection.

        34. CONSTRUCTION. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments.

        35. EFFECTIVE DATE. This Agreement shall be effective as of the date when the last of each of the parties listed below shall sign this Agreement.

                                  BUYER
                                  EENHOORN DEVELOPMENT, L.L.C.

Date:
     --------------------

                                  By:
                                     -------------------------------------
                                     Cornucopia Family Partnership, L.P.,
                                     a member PCH-A Limited, its General Partner
                                     Paulus C. Heule, President

                                  SELLER
                                  ARV INVESTMENT GROUP, INC.

Date:
     --------------------

                                  By:
                                     --------------------------------------
                                     Abdo H. Khoury, Senior Vice President

                                    EXHIBIT A

                             PARTNERSHIP AGREEMENTS

      Apartment Complex                 Partnership Agreement
      -----------------                 ---------------------
1.    River Oaks Villas                 Amended and Restated Agreement of Limited
      San Marcos, TX                    Partnership of ARV San Marcos, a California
                                        limited partnership, dated October 9, 1995


2.    Traditions Apartments             Amended and Restated Agreement of Limited
      Franklin, IN                      Partnership of Franklin Commons L.P., an Indiana
                                        limited partnership, dated August 8, 1995


3.    Lansing Villas                    Amended and Restated Agreement of Limited
      Lansing, MI                       Partnership of Lansing Housing Partners Limited
                                        Dividend Housing Association Limited
                                        Partnership, a California limited partnership,
                                        dated September 29, 1994


4.    Traditions Apartments             Amended and Restated Agreement of Limited
      Grand Rapids, MI                  Partnership of Grand Rapids Housing Partners
                                        Limited Dividend Housing Association Limited
                                        Partnership, a California limited partnership,
                                        dated November 15, 1994


5.    Rosewood Villas                   Amended and Restated Agreement of Limited
      Madison, WI                       Partnership of Rosewood Villas, a California
                                        limited partnership, dated November 1, 1995

                                    EXHIBIT B

                               APARTMENT COMPLEXES

      Property                                    Legal Description
      --------                                    -----------------
1.    River Oaks Villas                           B-1
      1900 Aquarena Springs Drive
      San Marcos, TX 78666

2.    Traditions Apartments                       B-2
      1600 Traditions Court
      Franklin, IN 46131

3.    Lansing Villas                              B-3
      900 W. Edgewood Blvd.
      Lansing, MI 48910

4.    Traditions Apartments                       B-4
      2230 Eastcastle Drive, S.E.
      Grand Rapids, MI 49508

5.    Rosewood Villas                             B-5
      902 North High Point Road
      Madison, WI 53717

                                LEGAL DESCRIPTION


TRACT I:        FEE

Lot 1, RIVER OAKS VILLAS, a subdivision in Hays County, Texas, according to the map or plat recorded in Volume 6, Page 306 of the Plat Records of Hays County, Texas.

TRACT II:       EASEMENT

An easement for drainage and other purposes as described in that certain Easement Agreement between Colatex Land Co. and ARV San Marcos, dated October 23, 1995, and recorded in Volume 1184, Page 281 of the Official Records of Hays County, Texas.

EASEMENT

An easement for drainage pipes and related improvements as described in that certain Easement Agreement between Colatex Land Co., a Texas partnership and ARV San Marcos, a California limited partnership, dated March 18, 1996, and recorded in Volume 1378, Page 831, Official Public Records, Hays County, Texas.

                      LEGAL DESCRIPTION OF FRANKLIN COMMONS

Part of the East Half of Section 13, Township 12 North, Range 4 East of the Second Principal Meridian, Franklin City, Needham Township, Johnson County, Indiana, more particularly described as follows:

Commencing at the Southeast corner of the said half section; thence North 87 degrees 37 minutes 30 seconds West along the South line thereof 1068.78 feet; thence North 0 degrees 06 minutes 15 seconds West 2045.12 feet to the Northeast corner of Carriage Estates as recorded in Plat Cabinet "C", page 607A and 607B in the Office of the Recorder of Johnson County, said point being the Point of Beginning of this described tract; thence North 88 degrees 33 minutes 00 seconds West along the North line thereof 150.00 feet to the Northwest corner of said subdivision; thence South 0 degrees 06 minutes 15 seconds East along the West line thereof 27.41 feet; thence North 88 degrees 33 minutes 00 seconds West
502.79 feet to the East right-of-way line of Eastview Drive as recorded in Deed Record 243, page 978 in the said Recorder's Office; thence North 0 degrees 16 minutes 00 seconds East along the East line thereof 1071.98 feet; thence South 86 degrees 12 minutes 10 seconds East 647.10 feet; thence South 0 degrees 06 minutes 15 seconds East 1018.22 feet to the Point of Beginning.

                                LEGAL DESCRIPTION


A parcel of land in the Northeast 1/4 of Section 8, T3N, R2W, Delhi Township (now city of Lansing,) Ingham County, Michigan described as: Commencing at the Northeast corner of said Section 8, thence S00 degrees19'06"W along the East line of said Section 8, a distance of 2062.73 feet to the centerline of Washington Avenue; thence 17 degrees01'34"W along said centerline 53.20 feet to the point of beginning; thence continuing S17 degrees01'34"W 62.78 feet; thence N89 degrees55'12"W 224.42 feet; thence S00 degrees19'06"W 135 feet; thence N89 degrees55'12"E 183.81 feet to said centerline of Washington Avenue; thence S17 degrees01'34"W 88.90 feet along said centerline to the North line of Edgewood Boulevard; thence N73 degrees53'35"W 484.19 feet along said North line; thence Northwesterly continuing along said North line 671.38 feet along a curve to the left said curve having a delta angle of 19 degrees36'09", a radius of 1962.36 feet, a chord of 668.11 feet bearing N83 degrees41'39"W; thence N00 degrees10'36"E 865.65 feet to the South line of the Plat of Southfield, recorded in Liber 8 of Plats, Page 47, Ingham County Records. Thence N89 degrees56'27"E
243.37 feet along said South line to the Southeast corner of said plat; thence N89 degrees58'09"E 328.67 feet to the Southwest corner of the plat of Marywood recorded in Liber 9 of Plats, Page 15, Ingham County Records; thence S00 degrees19'06"W 165.00 feet; thence N89 degrees58'09E 477.02 feet to the Northwest corner of Edgewood Commons, a subdivision recorded on Liber 38 of Plats, Page 29, Ingham County Records; thence S00 degrees19'06"W 494.50 feet along the Wesy line of said Edgewood Commons; thence N89 degrees51'26"W 74.98 feet; thence S00 degrees19'06"W 135.00 feet; thence N89 degrees55'12"E 242.68 feet to the point of beginning; said parcel containing 20.34 acres more or less and is subject to all easements and restrictions, if any.

                                LEGAL DESCRIPTION


That part of the East 1/2, SE 1/4, Section 21, T6N, R11W, City of Grand Rapids, Kent County, Michigan, described as: Commencing at the SE corner of said SE 1/4; thence N 01 degree 58 minutes W 1040.61 feet along the East line of said SE 1/4 and the centerline of Breton Avenue (100 feet wide); thence S 88 degrees 02 minutes W 394.01 feet to the point of beginning; thence S 88 degrees 02 minutes W 167.92 feet; thence Southwesterly 284.86 feet along a 533 foot radius curve to the left, the chord of which bears S 72 degrees 43 minutes 21 seconds W 281.48 feet; thence S 57 degrees 24 minutes 42 seconds W 318.34 feet; thence Westerly
212.39 feet along a 267 foot radius curve to the right, the chord of which bears S 80 degrees 12 minutes W 206.83 feet (the previous five courses being along the North right-of-way line of 43rd Street); thence N 02 degrees 01 minute 56 seconds W 1910.37 feet along the West line of said East 1/2, SE 1/4 and the East line of Oxford Place Apartments to the NW corner of said East 1/2, SE 1/4; thence S 48 degrees 24 minutes E 52.90 feet; thence S 28 degrees 45 minutes 44 seconds E 246.00 feet; thence S 46 degrees 01 minute 09 seconds E 219.77 feet; thence S 36 degrees 04 minutes 15 seconds E 172.41 feet; thence S 57 degrees 21 minutes 49 seconds E 309.37 feet; thence S 45 degrees 09 minutes 32 seconds E
149.25 feet; thence S 80 degrees 51 minutes 55 seconds E 204.31 feet; thence S 59 degrees 53 minutes 41 seconds E 363.32 feet; thence S 01 degree 58 minutes E
176.0 feet along the West right-of-way line of Breton Avenue; thence Northwesterly 109.80 feet along a 233 foot radius curve to the right, the chord of which bears N 78 degrees 28 minutes W 108.79 feet; thence N 64 degrees 58 minutes W 205.75 feet (the previous two courses being along the South right-of-way line of East Castle Drive (66 feet wide); thence S 15 degrees 00 minutes W 240.0 feet; thence S 05 degrees 00 minutes E 286.04 feet to the point of beginning, except that part described as: Commencing at the Southeast corner of said SE 1/4; thence N 1 degree 58 minutes W 1437.00 feet along the East line of said SE 1/4; thence S 88 degrees 02 minutes W 50.00 feet to the point of beginning; thence Northwesterly 109.80 feet along a 233.00 foot radius curve to the right, the long chord bearing N 78 degrees 28 minutes W 108.79 feet; thence N 64 degrees 58 minutes W 205.75 feet; thence N 25 degrees 02 minutes E 66.00 feet; thence S 64 degrees 58 minutes E 205.75 feet; thence Southeasterly 78.70 feet along a 167.00 foot radius curve to the left, the long chord bearing S 78 degrees 28 minutes E 77.97 feet; thence S 1 degree 58 minutes E 66.00 feet to the point of beginning.

                                LEGAL DESCRIPTION


Lot 626, Greenway Addition to Wexford Village, in the City of Madison, Dane County, Wisconsin.

                                    EXHIBIT C

                           CONSTRUCTION LOAN DOCUMENTS

      Borrower                       Loan Documents

1.      Franklin Commons, L.P.  1.1     Contribution Agreement dated August 8,
                                        1995

                                1.2 Development Deficit Guaranty Agreement dated August 8, 1995

                                1.3     Operating Deficit Guaranty Agreement
                                        dated August 8, 1995

                                1.4     Tax Credit Reduction and Recapture
                                        Guaranty Agreement dated August 8, 1995

                                1.5 Construction Loan Agreement dated August 8, 1995

                                1.6 Collateral Assignment of Contracts and Development Rights dated August 8, 1995

                                1.7     Payment Guarantees dated August 8, 1995

                                1.8     Completion Guarantees dated August 8,
                                        1995

                                1.9 First Mortgage and Security Instrument dated August 8, 1995

                                1.10    Promissory Note dated August 8, 1995

                                1.11 Loan Disbursing Agreement dated October 9, 1995

                                1.12 Construction Services Agreement dated August 8, 1995

                                1.13    UCC- 1 Financing Statements

                                1.14 Permanent Loan Commitment Letter dated August 8, 1995

Borrower                        Loan Documents

2. Lansing Housing Partners     2.1     Contribution Agreement dated September
                                        29, 1994

                                2.2 Development Deficit Guaranty Agreement dated September 29, 1994

                                2.3     Operating Deficit Guaranty Agreement
                                        dated September 29, 1994

                                2.4     Tax Credit Reduction and Recapture
                                        Guaranty Agreement dated September 29,
                                        1994

                                2.5     Construction Loan Agreement dated
                                        September 29, 1994

                                2.6     Promissory Note dated September 29, 1994

                                2.7     Mortgage and Security Agreement and
                                        Fixture Financing Statement dated
                                        September 29, 1994

                                2.8 Assignment of Rents, Leases and Profits dated September 29, 1994

                                2.9 Collateral Assignment of Contracts and Development Rights dated September 29, 1994

                                2.10    UCC-1 Financing Statements

                                2.11    Payment Guarantees dated September 29,
                                        1994

                                2.12 Completion Guarantees dated September 29, 1994

                                2.13    Loan Disbursing Agreement dated
                                        September 29, 1994

                                2.14 Hazardous Substances Indemnity Agreement dated September 29, 1994

                                2.15    Supervision Services Agreement dated
                                        January 17, 1994

                                2.16 Permanent Loan Commitment Letter dated October 6, 1994

Borrower                        Loan Documents

3. Grand Rapids Housing         3.1     Contribution Agreement dated November
   Partners                             15, 1994


                                3.2 Development Deficit Guaranty Agreement dated November 15, 1994

                                3.3     Operating Deficit Guaranty Agreement
                                        dated November 15, 1994

                                3.4     Tax Credit Reduction and Recapture
                                        Guaranty Agreement dated November 15,
                                        1994

                                3.5     Construction Loan Agreement dated
                                        November 15, 1994

                                3.6     Promissory Note dated November 15, 1994

                                3.7     Mortgage and Security Agreement and
                                        Fixture Financing Statement dated
                                        November 15, 1994

                                3.8 Assignment of Rents, Leases and Profits dated November 15, 1994

                                3.9 Collateral Assignment of Contracts and Development Rights dated November 15, 1994

                                3.10    UCC- 1 Financing Statements

                                3.11    Payment Guarantees dated November 15,
                                        1994

                                3.12    Completion Guarantees dated November 15,
                                        1994

                                3.13 Loan Disbursing Agreement dated November 15, 1994

                                3.14 Hazardous Substances Indemnity Agreement dated November 15, 1994

                                3.15    Supervision Services Agreement dated
                                        November 15, 1994

                                3.16 Permanent Loan Commitment Letter dated October 27, 1994

                                    EXHIBIT D

                            PERMANENT LOAN DOCUMENTS


      Borrower                  Loan Documents
      --------                  --------------

1.    ARV San Marcos            1.1     Contribution Agreement dated October 9,
                                        1995

                                1.2     Tax Credit Reduction and Recapture
                                        Guaranty Agreement dated October 9, 1995

                                1.3     Management Agent's Certificate dated
                                        August 6, 1998

                                1.4 Low-Income Housing Credit Certificate dated August 6, 1998

                                1.5     Final Payment Date Certificate dated
                                        August 6, 1998

                                1.6 Permanent Loan Commitment Letter dated October 9, 1995

                                1.7     Amended and Restated Promissory Note
                                        dated August 6, 1998

                                1.8 Amended and Restated Deed of Trust with Assignments of Rents, Security Agreement and Fixture Filing dated August 6, 1998

                                1.9 Amended and Restated Assignment of Rents and Leases dated August 6, 1998

                                1.10 Hazardous Substances Indemnity Agreement dated August 6, 1998

                                1.11    Guaranty Agreements dated August 6, 1998

                                1.12 Collateral Assignment o f Contracts and Development Rights dated August 6, 1998

                                1.13    Loan Certification dated August 6, 1998

                                1.14    December 18, 1997 Letter Agreement Re:
                                        No Waiver of Remedies

                                1.15    August 6, 1998 Letter Agreement Re:
                                        Waiver of Technical Defaults

   Borrower                     Loan Documents
   --------                     --------------

2. Rosewood Villas              2.1     Contribution Agreement dated November 1,
                                        1995

                                2.2     Tax Credit Reduction and Recapture
                                        Guaranty Agreement dated November 1,
                                        1995

                                2.3     Management Agent's Certificate dated
                                        February 14, 2000

                                2.4 Low-Income Housing Credit Certificate dated February 14, 2000

                                2.5     Final Payment Date Certificate dated
                                        February 14, 2000

                                2.6 Permanent Loan Commitment Letter dated November 1, 1995

                                2.7     Amended and Restated Promissory Note
                                        dated February 29, 2000

                                2.8     Amended and Restated First Mortgage,
                                        Security Agreement and Fixture Filing
                                        dated February 29, 2000

                                2.9 Amended and Restated Assignment of Rents dated February 29, 2000

                                2.10 Hazardous Substances Indemnity Agreement dated February 29, 2000

                                2.11    Payment Guarantees dated February 29,
                                        2000

                                2.12 Collateral Assignment of Contracts and Development Rights dated February 29, 2000

                                2.13    UCC-1 Financing Statements

                                2.14    Loan Certification dated February 29,
                                        2000

                                    EXHIBIT E

                             DEVELOPMENT AGREEMENTS

      Apartment Complex         Development Agreement
      -----------------         ---------------------

1.    River Oaks Villas         Amended and Restated Development Management
      San Marcos, TX            Agreement dated October 9, 1995 between ARV San
                                Marcos, as owner, and Pacific Demographics
                                Corporation, as developer


2.    Traditions Apartments     Amended and Restated Development Management
      Franklin, IN              Agreement dated August 8, 1995 between Franklin
                                Commons L.P., as owner, and Pacific Demographics
                                Corporation, as developer


3.    Lansing Villas            Restated Development Management Agreement dated
      Lansing, MI               September 29, 1994 between Lansing Housing
                                Partners, as owner, and ARVTC, Inc., as
                                developer

4.    Traditions Apartments     Amended and Restated Development Management
      Grand Rapids, MI          Agreement dated August 28, 1994 between Grand
                                Rapids Housing Partners, as owner, and ARVTC,
                                Inc., as developer


5.    Rosewood Villas           Amended and Restated Development Management
      Madison, WI               Agreement dated November 1, 1995 between
                                Rosewood Villas, as owner, and Pacific
                                Demographics Corporation, as developer

                                    EXHIBIT F

            PROPERTY MANAGEMENT AGREEMENTS AND REGULATORY AGREEMENTS


      Apartment Complex         Management and Regulatory Agreements

1.    River Oaks Villas         Property Management Agreement dated October 9,
      San Marcos, TX            1995 between ARV San Marcos, as owner, and ARV
                                Assisted Living, Inc., as manager

                                The Agreement between ARV Assisted Living, Inc. and the Texas Housing Regulatory Authority covering the River Oaks Villas


2.    Traditions Apartments     Property Management Agreement dated August 8,
      Franklin, IN              1995 between Franklin Commons L.P., as owner,
                                and ARV Assisted Living, Inc., as manager

                                The Declaration of Extended Low-Income Housing Commitment made to the Indiana Housing Finance Authority by ARV Assisted Living, Inc.

3.    Lansing Villas            Property Management Agreement dated September
      Lansing, MI               29, 1994 between Lansing Housing Partners, as
                                owner, and ARV Assisted Living, Inc., as manager

                                The Agreement made with the Michigan State
                                Housing Authority by ARV Assisted Living, Inc. for Lansing Villas

4.    Traditions Apartments     Property Management Agreement dated November 15,
      Grand Rapids, MI          1994 between Grand Rapids Housing Partners, as
                                owner, and ARV Assisted Living, Inc., as manager

                                The Agreement made with the Michigan State
                                Housing Authority by ARV Assisted Living, Inc. for Traditions Apartments

5.    Rosewood Villas           Property Management Agreement dated November 1,
      Madison, WI               1995 between Rosewood Villas, as owner, and ARV
                                Assisted Living,

                                    EXHIBIT F

                     PROPERTY MANAGEMENT AGREEMENTS (CON'T)


                                Inc., as manager

                                The Agreement made with the Wisconsin Regulatory Authority by ARV Assisted Living, Inc. for Rosewood Villas

                                    EXHIBIT G
                   ANY INTEREST OF SELLER IN THE PARTNERSHIPS
                     (EXCEPT THE GENERAL PARTNER INTERESTS)


1.      Franklin Commons LP, an Indiana limited partnership ("Franklin") - None

2. Grand Rapids Housing Partners Limited Dividend Housing Association Limited Partnership, a California limited partnership ("Grand Rapids") - None

3. Lansing Housing Partners Limited Dividend Housing Association Limited Partnership, a California limited partnership ("Lansing") - None

4.      Rosewood Villas, a California limited partnership ("Rosewood") - None

5.      ARV San Marcos, a California limited partnership ("San Marcos") - None

                                   EXHIBIT H
                   INTEREST OF SELLER IN APARTMENT COMPLEXES
                        OR REAL PROPERTY ADJACENT TO THE
                              APARTMENT COMPLEXES
                   (EXCEPT FOR THE SELLER PORTFOLIO INTEREST)

1. River Oaks Villas - None